UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2009

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza

100 Commercial Street

Box 130

Atchison, Kansas 66002

(Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           (1)           On December 10, 2009, the Human Resources and Compensation Committee recommended and the Board of Directors approved termination of the Company’s annual cash  incentive plan that was adopted in June 2007 and adoption of a new annual cash incentive plan that will apply to the current fiscal year and future fiscal years.

Under the new plan, annual awards will be a percentage of base pay set by the Committee and will be based on improvements in what we call modified economic profit, or “MEP”.  MEP equals adjusted net income from operations (net income from operations, plus depreciation less capital expenditures), net of  taxes paid during the specified fiscal year (“Adjusted NOPAT”), minus a charge representing the weighted economic cost of capital (“C”)  to the Company multiplied by the sum of average monthly total funded indebtedness plus average monthly total equity (“TC”).  The formula we use for determining MEP is: MEP = Adjusted NOPAT – (C x TC).  The Human Resources and Compensation Committee may determine whether any non-recurring or extraordinary item will be included in income from operations.

For fiscal 2010, growth in MEP will be measured from the fourth quarter of fiscal 2009, annualized, adjusted to eliminate assets then held for sale.  The actual amount of awards that may be paid with respect to fiscal 2010 will depend on the extent to which improvement in MEP during fiscal 2010 over the base period meets or exceeds targeted growth.  No incentive will be paid to participants if growth is less than 80% of target.  If growth exceeds 110% of target,  125% of the targeted bonus amount may be paid to participants.  Participation levels of named executive officers at the target level, as a percentage of base pay, are as follows:  Tim Newkirk (CEO) (100%); Don Tracy (CFO) (70%); and Randy Schrick (70%).

Subject to Committee discretion in the case of terminations without cause, an employee whose employment is terminated during a plan year will not be entitled to incentive compensation under the plan.  The plan will terminate upon a change in control and pro rated payments made, based on year-to-date performance through the most recently completed fiscal quarter.

(2)           Randy Schrick, who has been serving as Vice President of Engineering in Atchison, has been appointed president of the Company’s joint venture, Illinois Corn Processing, LLC, located in Pekin, Illinois. In connection with his appointment, on November 11, the Company agreed to retain Mr. Schrick through June 30, 2012, to reinstate him to his current salary and position if the joint venture replaces him prior to such date and to pay his moving expenses to the Pekin area.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1   MGP Ingredients, Inc. Short Term Incentive Plan for fiscal year 2010 and subsequent years.

10.2   Letter agreement with Randy Schrick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: December 15, 2009	By:	/s/ Timothy W. Newkirk
President and Chief Executive Officer